EXHIBIT 99.1

Adams Golf Announces Year End 2010 Results

PLANO, Texas, March 8, 2011 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported net sales of $86.3 million for the year ended December 31, 2010, as compared to $76.1 million for the year ended December 31, 2009, an increase of 12% year-over-year. Adams Golf had a net profit of $5.0 million, or $0.66 per fully diluted share, for the year ended December 31, 2010, as compared to a loss of $12.2 million, or $(1.82) per fully diluted share, for the comparable period of 2009. The loss during 2009 included a $5.0 million one time charge to settlement expense resulting from the accrual of the settlement of the class action lawsuit, and a one time charge to cost of goods sold of $3.6 million for the write-down of products to the lower of cost or market. Excluding these charges during 2009, the loss would have been $3.6 million, or $(0.53) per fully diluted share, for the year ended December 31, 2009.

"2010 was a successful year for Adams Golf and we are pleased with our financial performance," said Mr. Chip Brewer, CEO and President of Adams Golf.

"Equally important, we believe that during 2010 we continued to make progress with our brand development and market positions. Evidence of this progress includes:

  According to Golf Datatech LLC, our full year 2010 U.S. iron dollar share in the combined On and Off Course Channels was 10.2%, up 17% year-over-year. Our full year 2010 wood dollar share in the same channels was 5.5%, up 6% year-over-year. These same market shares for the month of January 2011 were 12.4% and 7.0% respectively.
  On tour, we sustained our position as the # 1 hybrid on the PGA, Nationwide and Champions tours during 2010, and continued to strengthen our brand through periodic tour exposure. Additionally, we believe having Yani Tseng and Bernhard Langer named as Players of the Year on their respective tours in 2010, along with recent staff additions such as Ryan Moore, and our continued association with key players such as Tom Watson, help further build our brand strength in the eyes of avid golfers.
  International growth continues to be a key initiative for our company and we perceive this as an area of strong future growth potential. During 2010, our international revenues increased 8% over the previous year and we continue to devote more resources towards the development of this business, including but not limited to, establishing a third party distribution center to better service and develop the European market.
  In the 2011 Golf Digest Hot List, our Idea Tech V3 irons won gold designation, Category Leader in Innovation and Editors Choice. The Idea Tech V3 hybrids, Idea CB2 irons, and Idea a7OS irons also won gold designations. Since the inception of the Golf Digest Hot List rankings, Adams Golf has earned more category leader awards for innovation than any other manufacturer.
  We are pleased with the market response to new premium product launches such as the Speedline F11 drivers and fairway woods, and Idea Tech V3 irons and hybrids. Our research shows that the new technology incorporated into the Speedline F11 fairway woods, the Velocity Slot Technology, increases both ball speed and forgiveness. Given this, we believe the Speedline F11 fairway wood is an important addition to our product line and has the potential to drive significant market share growth in the fairway wood category.
  Consistent with the above results, recent brand research shows that our brand strength is continuing to improve, as is purchase interest in our products.
  Lastly, in January of 2011, Adams Golf purchased the intellectual property and select assets of the Yes! branded putter business via a U.S. Bankruptcy Court auction for the bulk sale offering of Denver-based Progear Holdings. We plan to re-launch this brand in the U.S. during the second quarter of 2011 and believe that over the next several years this acquisition will provide us with opportunities for both international and domestic growth in the putter category.

"It is our belief that market conditions are continuing a slow improvement trend that began during 2010, and that we are positioned to continue our progress on brand and market development. As a result, we are cautiously optimistic for our business in 2011," concluded Mr. Brewer.

Use of Non-GAAP Financial Information

This press release includes adjusted earnings and earnings per share financial measures that have not been calculated in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures exclude certain items that are included in our earnings calculated in accordance with GAAP and they are not meant to be considered in isolation or as a substitute for the comparable GAAP measure. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items being excluded. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of our business without regard to one time, non-recurring charges. The non-GAAP financial measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Conference Call

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Thursday, March 10, 2011, with Chip Brewer, CEO and President, and Pamela High, Chief Financial Officer, to review Adams Golf's Year End 2010 financial results. For telephone access to the conference call, dial (877) 485-3104, or (201) 689-8579 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 366062.

About Adams Golf

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

The Adams Golf logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5031

Forward-Looking Statements

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, planned product launches and international growth, the global economic recession, our ability to operate profitably and protect our financial condition, and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe." Such statements reflect the current view of Adams Golf with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions, our ability to further reduce fixed costs; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our most recent Form 10-K and subsequent Form 10-Qs on file with Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although Adams Golf believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Adams Golf or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

ADAMS GOLF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

ASSETS
	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$ 6,724	$ 12,562
Trade receivables, net	16,594	13,136
Inventories, net	27,088	19,721
Prepaid expenses	632	378
Other current assets	250	22

Total current assets	51,288	45,819

Property and equipment, net	879	934
Deferred tax asset, net – non current	10,228	10,228
Other assets	134	238
	$ 62,529	$ 57,219

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 6,255	$ 5,479
Accrued expenses and other current liabilities	9,175	11,228

Total current liabilities	15,430	16,707

Other liabilities	‑‑	2

Total liabilities	15,430	16,709

Stockholders' equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	‑‑	‑‑
Common stock, $.001 par value; authorized 12,500,000 shares; 8,045,078 and 7,387,309 shares issued and 7,634,141 and 6,976,372 shares outstanding at December 31, 2010 and 2009, respectively	8	7
Additional paid-in capital	94,525	93,576
Accumulated other comprehensive income	2,666	2,074
Accumulated deficit	(45,346)	(50,393)
Treasury stock, 410,937 common shares at December 31, 2010 and 2009, at cost	(4,754)	(4,754)

Total stockholders' equity	47,099	40,510

Commitments and contingencies	$ 62,529	$ 57,219

ADAMS GOLF, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Years Ended December 31,
	2010	2009
Net sales	$ 86,247	$ 76,139
Cost of goods sold	48,504	53,714
Gross profit	37,743	22,425

Operating expenses:
Research and development expenses	2,551	2,816
Selling and marketing expenses	20,966	19,911
General and administrative expenses	8,961	6,773
Settlement expense	‑‑	5,000
Total operating expenses	32,478	34,500
Operating income/(loss)	5,265	(12,075)

Other income (expense):
Interest income	6	8
Interest expense	(38)	(87)
Other	(12)	34
Income/(loss) before income taxes	5,221	(12,120)
Income tax expense (benefit)	174	68
Net income/(loss)	$ 5,047	$ (12,188)

Net income/(loss) per common share:
Basic	$ 0.70	$ (1.82)

Diluted	$ 0.66	$ (1.82)
CONTACT: Pamela High
         Chief Financial Officer
         Adams Golf
         (972) 673-9000
         InvestorInfo@adamsgolf.com